Exhibit 5.1

mwe.com Bertrand Delafaye bdelafaye@mwe.com +33 1 81 69 15 02

September 6, 2019

DBV Technologies S.A.

177-181 Avenue Pierre Brossolette

92120 Montrouge France

Re: Registration Statement on Form F-3

Ladies and Gentlemen,

We have acted as special French counsel for DBV Technologies S.A. (the “Company”), a French société anonyme, in connection with the filing by the Company with the United States Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form F-3 (the “Registration Statement”) filed with the Commission on the date hereof under the Securities Act of 1933, as amended (the “Securities Act”). The Company has provided us with a prospectus (the “Base Prospectus”), which forms part of the Registration Statement. The Base Prospectus may be amended from time to time in connection with one or more post-effective amendments to the Registration Statement, and the Base Prospectus provides that it will be supplemented in the future by one or more prospectus supplements (each, a “Prospectus Supplement”). The Registration Statement, as amended from time to time, including the Base Prospectus (as supplemented from time to time by one or more Prospectus Supplements), provides for the registration by the Company of an indeterminate amount of the Company’s ordinary shares, €0.10 nominal value per share (the “Ordinary Shares”), including Ordinary Shares that may be issued in the form of American Depositary Shares (the “ADSs” and, together with the Ordinary Shares, the “Securities”), with the maximum aggregate public offering price of all such securities to be issued by the Company under the Registration Statement not to exceed $300,000,000, as further described in the Registration Statement. The Securities are being registered for offering and sale from time to time pursuant to Rule 415 under the Securities Act.

In rendering the opinion expressed below, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of such agreements, documents and records of the Company, and such instruments and certificates of officers and other representatives of the Company and public officials, as we have deemed necessary as the basis for such opinion, and have made such investigations of law as we have deemed necessary or appropriate as a basis for such opinion. We have assumed that (i) the resolutions authorizing the Company to issue, offer and sell the Ordinary Shares as adopted by the extraordinary shareholders’ meeting and/or the Board of Directors of the Company (the “Board”), as applicable, will be in full force and effect at all times at which the Ordinary Shares are issued, offered or sold by the Company, (ii) the definitive terms of the Ordinary Shares will have been established in accordance with the authorizing resolutions adopted by the extraordinary

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McDermott Will & Emery est constituée à Paris sous la forme d’une Association d’Avocats à Responsabilité Professionnelle Individuelle.

Les associés de McDermott Will & Emery AARPI sont constitués sous la forme de sociétés d’exercice libéral à responsabilité limitée.

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shareholders’ meeting and/or the Board, as applicable, the Company’s by-laws and applicable law, and (iii) the Company will issue and deliver the Ordinary Shares in the manner contemplated in the Registration Statement and the amount of Ordinary Shares will remain within the limits of the then authorized but unissued amounts of Ordinary Shares and (iv) all Ordinary Shares will be issued in compliance with applicable securities and corporate law. As to any facts material to the opinion expressed herein which we have not independently established or verified, we have relied upon statements and representations of the Company and its officers and other representatives and of public officials.

Based upon the foregoing, and subject to the assumptions, exceptions, qualifications and limitations stated herein, we are of the opinion that the Ordinary Shares, when (a) the extraordinary shareholders’ meeting of the Company and, as the case may be, the Board and/or the meeting of any holders of a specific category of securities of the Company, have taken all necessary corporate action to approve the issuance of, and establish the terms of, the offering of the Ordinary Shares and related matters and (b) issued, sold and delivered in the manner and for the consideration stated in the applicable definitive purchase, underwriting, placement or similar agreement approved by the Board, as the case may be, upon payment of the consideration provided therein to the Company, will be validly issued, fully paid and non-assessable.

We are members of the Paris bar and this opinion is limited to the laws of the Republic of France. This opinion is subject to the sovereign power of the French courts to interpret agreements and assess the facts and circumstances of any adjudication. This opinion is given on the basis that it is to be governed by, and construed in accordance with, the laws of the Republic of France.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our Firm under the caption “Legal Matters” in the Registration Statement. We do not admit in providing such consent that we are included in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ McDermott Will & Emery AARPI

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